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     Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:





     Evergreen Municipal Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      30,637,469        0.30             96,255,382        7.25


     Class B      805,844  0.25             3,002,311         7.25


     Class C      1,437,754         0.25             5,440,606         7.25


     Class I      2,327,216         0.32             13,936,780        7.25





     Evergreen High Income Municipal Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      14,415,668        0.24             53,514,708        8.65


     Class B        4,534,329       0.18             22,756,843        8.63


     Class C        4,698,704       0.18             24,671,312        8.68


     Class I           637,862      0.27               1,250,517       8.65

















     Evergreen Short-Intermediate Municipal Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      1,722,700         0.31             6,579,107         10.02


     Class B        349,149         0.22             1,527,018         10.02


     Class C        389,432         0.22             2,096,780         10.02


     Class I      11,363,591        0.33             40,977,147        10.02





     Evergreen High Grade Municipal Bond Fund


                  72DD              73A              74U               74V


                  Dollar            Per Share        Shares


                  Distributions     Distributions    Outstanding       NAV



     Class A      2,895,896         0.44             5,963,906         10.88


     Class B        750,520         0.36             1,841,357         10.88


     Class C        369,999         0.36             946,152  10.88


     Class I      980,110  0.47             2,055,303         10.88